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                                                                   EXHIBIT 99.2
                                   [FORM]

                        GENERAL INSTRUMENT CORPORATION
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD [         ], 1999

        The undersigned hereby appoints Edward D. Breen and Robert A. Scott and each or either of them his attorneys and agents, with full power of substitution to vote as Proxy for the undersigned as herein stated at the Special Meeting of Stockholders of General Instrument Corporation (the "Company") to be held at [Location and Address] on [ ], 1999 at 10:00 a.m., local time, and at any adjournment thereof, according to the number of votes the undersigned would be entitled to vote if personally present, on the proposals set forth below and in accordance with their discretion on any other matters that may properly come before the meeting or any adjournments thereof. The undersigned hereby
acknowledges receipt of the Notice and Proxy Statement, dated [    ], 1999. If
this proxy is returned without direction being given, this proxy will be voted FOR Proposal One.

              PLEASE MAKE, SIGN, DATE AND RETURN THIS PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE

             (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)
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                                                                               2

The Board of Directors recommends that stockholders vote FOR Proposal One

                                                FOR         AGAINST      ABSTAIN

PROPOSAL ONE: To approve and adopt the
merger and merger agreement

                                        PLEASE MARK, SIGN, DATE AND RETURN THIS
                                        PROXY CARD PROMPTLY USING THE ENCLOSED
                                        ENVELOPE.


                                [ ]

                                        Please sign as your name appears. If
                                        acting as attorney, executor,

                                        administrator, trustee guardian, etc.,
                                        you should so indicate when signing. If
                                        a corporation, please sign the full
                                        corporation name by President or other
                                        duly authorized officer. If a
                                        partnership, please sign in full
                                        partnership name by authorized person.
                                        If shares are held jointly, both parties
                                        must sign and date.
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
Signature(s):               Date:                    Signature(s):               Date:
              __________          __________, 1999                 __________          _________, 1999
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